EXHIBIT A

ACTION BY WRITTEN CONSENT OF THE
STOCKHOLDERS
IN LIEU OF A SPECIAL MEETING

APIMEDS PHARMACEUTICALS US, INC.

As of March 20, 2026

Pursuant to Sections 141(k) and 228(a) of the General Corporation Law of the State of Delaware (“DGCL”) and Section 13 of the Amended and Restated Bylaws of Apimeds Pharmaceuticals US, Inc., a Delaware corporation (the “Company”), as amended (the “Bylaws”), the undersigned, being the stockholders of the Company having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all of the shares entitled to vote thereon were present and voted (the “Stockholders”), hereby consent to and adopt the following resolutions and take the following actions with the same force and effect as if such resolutions had been duly adopted and such actions duly taken at a meeting of the Stockholders duly called and convened for such purpose as of the date this Action by Written Consent is delivered to the Company, with a full quorum present and acting throughout:

WHEREAS:	The undersigned Stockholders together beneficially own 9,066,365 shares of the common stock, par value $0.01 per share (the “Common Stock”), of the Company, representing no less than 66.66% of the voting power as of the date hereof (based on 12,575,983 shares of Common Stock outstanding as set forth in the Company’s Definitive Proxy Statement on Schedule 14C filed on February 27, 2026);

WHEREAS:	Pursuant to Section 47 of the Bylaws, the undersigned Stockholders desire to approve a second amendment to the Bylaws in the form attached hereto as Annex I (the “Second Amendment”);

WHEREAS:	The board of directors of the Company (the “Board”) is currently composed of seven (7) members, including three (3) vacancies (the “Existing Vacancies”);

WHEREAS:	Notwithstanding Section 19 of the Bylaws, Section 141(k) of the DGCL and the Delaware case law provide that where a company’s board of directors is not divided into classes holders of a majority of the shares of capital stock entitled to vote at any meeting of the company (or action by written consent in lieu thereof) may remove any director or the entire board of directors without cause;

WHEREAS:	The undersigned Stockholders desire to remove without cause the directors named in Annex II hereto as members of the Board effective immediately (the “Director Removals”);

WHEREAS:	The undersigned Stockholders, following the effectiveness of the Second Amendment and the Director Removals, desire to appoint the individuals listed on Annex III hereto as members of the Board to fill the Existing Vacancies and the vacancies resulting from the Director Removals; and

NOW, THEREFORE, BE IT:

RESOLVED:	That the Second Amendment in the form attached hereto as Annex I, is hereby authorized, approved and adopted in all respects effective immediately; and be it further

RESOLVED:	That the directors named in Annex II hereto be, and each hereby is, removed without cause as members of the Board and each director’s service in such position is hereby terminated effective immediately; and be it further

RESOLVED:	That, following the effectiveness of the Second Amendment and the Director Removals, the individuals listed on Annex III hereto be, and they hereby are, appointed to fill the Existing Vacancies and the vacancies on the Board resulting from the Director Removals, effective immediately thereafter, each to serve for the remainder of the full term of such director for which the vacancy occurred and until such director’s successor shall have been elected and qualified or until such director’s earlier resignation or removal; and be it further

RESOLVED:	That, pursuant to Section 228 of the DGCL, the foregoing resolutions approved in this Action by Written Consent shall be effective immediately upon the delivery of this Action by Written Consent to the Company; and be it further

RESOLVED:	That the proper directors and officers of the Company be, and each of them hereby is, authorized, directed and empowered, in the name of and on behalf of the Company, to execute all such further documents, certificates or instruments, and to take all such further action, including, without limitation, the prompt preparation and filing with the SEC of a Current Report on Form 8-K disclosing the actions taken in this Action by Written Consent, and fulfilling the consent delivery requirements of Section 228(d) and Section 228(e) of the DGCL, as any such director or officer may deem necessary, proper convenient or desirable in order to carry out each of the foregoing resolutions and in order to carry out each of the intents thereof; and be it further

RESOLVED:	That the actions taken by this Action by Written Consent shall have the same force and effect as if duly taken at a meeting of the Stockholders, duly called, and shall be filed with the minutes of the Company; and be it further

RESOLVED:	That this Action by Written Consent may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall be deemed one and the same document, and may be executed by facsimile or electronic signature, or electronic mail signature if attached to such electronic mail message in a commonly readable format.

[Remainder of Page Left Blank Intentionally; Signature Pages Follow Immediately.]

IN WITNESS HEREOF, the undersigned, being the Stockholders having not less than the minimum number of votes necessary to pass such actions at a meeting at which all of the shares of capital stock entitled to vote thereon were present and voted, have executed this Action by Written Consent of the Stockholders in Lieu of a Special Meeting as of the date first written above and to be effective as the date this Action by Written Consent of the Stockholders in Lieu of a Special Meeting is first delivered to the Company.

STOCKHOLDERS:

APIMEDS INC.

By:	/s/ You In Soo
Name:	You In Soo
Title (if applicable): Chief Executive Officer

Number of shares of common stock: 4,316,618

INSCOBEE INC.

By:	s/ You In Soo
Name:	You In Soo
Title (if applicable): Chief Executive Officer

Number of shares of common stock: 2,099,747

[Signature Pages Continue]

STOCKHOLDERS:

DOMINUS IB, INC.

By:	/s/ Park Kyoung Jin
Name:	Park Kyoung Jin
Title (if applicable): Chief Executive Officer

Number of shares of common stock: 800,000

SEED 1 HO

By:	/s/ Lim Minsup
Name:	Lim Minsup

Title (if applicable): Chief Executive Officer

Number of shares of common stock: 600,000

[Signature Pages Continue]

STOCKHOLDERS:

GYEONGGI GREEN TECH

By:	/s/ Kim Jin Yeul
Name:	Kim Jin Yeul
Title (if applicable): Chief Executive Officer
Number of shares of common stock: 500,000

BUSAN EQUITY PARTNERS

By:	/s/ Lee Yoonsung
Name:	Lee Yoonsung
Title (if applicable): Chief Executive Officer

Number of shares of common stock: 750,000

[Signature Pages Continue]

ANNEX I

Second Amendment to the Amended and Restated Bylaws

of Apimeds Pharmaceuticals US, Inc., as amended

Section 17 of the Bylaws is hereby amended and restated as follows:

“Section 17. Vacancies. Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled solely by the affirmative vote of the holders of a majority of the shares of capital stock present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote at such meeting or by a consent or consents in writing or by electronic transmission, by the holders representing a majority of the shares of capital stock entitled to vote at any meeting of the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified or until such director’s earlier resignation or removal. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.”

Section 47 of the Bylaws is hereby amended and restated as follows:

“Section 47. Amendments. Subject to the limitations set forth in Section 44(h) of these Bylaws or the provisions of the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. Any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, amend or repeal the Bylaws of the corporation by the affirmative vote of the holders of a majority of the shares of capital stock present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote at such meeting or by a consent or consents in writing or by electronic transmission, by the holders representing a majority of the shares of capital stock entitled to vote at any meeting of the stockholders.”

ANNEX II

BOARD OF DIRECTORS REMOVALS

Elona Kogan

Jakap Koo

Carol O’Donnell

Dr. Bennett Weintraub, PHD

ANNEX III

BOARD OF DIRECTORS APPOINTEES

Youngjik Cho

Minguk Ji

Junyoung Yu